UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2006

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 12, 2006, the Compensation Committee of the Board of Directors of Powerwave Technologies, Inc. amended the Powerwave 2006 cash bonus plan for executive officers of the Company, which bonus plan was adopted on March 15, 2006. The amendment, which is effective on the closing of the acquisition of the Filtronic Wireless Infrastructure Division was implemented to change the quarterly revenue and earnings per share targets for the fourth quarter of fiscal 2006 that need to be achieved in order for the participating executive officers of Powerwave to receive their cash bonus payments. Such amendment was implemented to take into account the anticipated effect of Powerwave’s acquisition of Filtronic’s Wireless Infrastructure Division business on Powerwave’s revenue and earnings per share targets for the fourth quarter of fiscal 2006.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 15, 2006, Powerwave Technologies, Inc. (“Powerwave”), a Delaware corporation, completed the acquisition of all the outstanding voting securities of Filtronic (Overseas Holdings) Limited and substantially all of the assets of Filtronic Comtek (UK) Limited (together, the “Filtronic Wireless Infrastructure Division”), each such entity a wholly-owned subsidiary of Filtronic, plc, a company registered in England and Wales (“Filtronic”) (such transaction, the “Filtronic Wireless Acquisition”). The Filtronic Wireless Acquisition was made pursuant to an Agreement by and among Powerwave Technologies, Inc., Filtronic plc and Filtronic Comtek (UK) Limited dated as of June 12, 2006 and amended on September 4, 2006 (together, the “Acquisition Agreement”). The total consideration paid by Powerwave in connection with the Filtronic Wireless Acquisition was (a) a cash payment of $185 million and (b) 17.7 million newly-issued shares of Powerwave common stock. The total value of this consideration was approximately $296.2 million, based on Powerwave’s closing share price as of October 13, 2006. The foregoing description of the Acquisition Agreement is qualified in its entirety by reference to the full text of the original Acquisition Agreement filed as Exhibit 1.1 to Powerwave’s Current Report on Form 8-K filed on June 15, 2006 and the full text of the amendment filed as Exhibit 1.1 to Powerwave’s Current Report on Form 8-K on September 5, 2006.

In connection with the original Acquisition Agreement, Powerwave and Filtronic also entered into a Registration Rights Agreement pursuant to which, among other things, Powerwave has agreed to file a Registration Statement on Form S-3 with the Securities and Exchange Commission to register, for resale, all the shares of Powerwave common stock to be issued to Filtronic pursuant to the Acquisition Agreement. The parties anticipate that such Registration Statement will be effective on filing, which is expected to occur on or as soon as practicable following the closing of the transactions contemplated under the Acquisition Agreement. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement filed as Exhibit 1.2 to Powerwave’s Current Report on Form 8-K filed on June 15, 2006.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

As partial consideration in connection with the Filtronic Wireless Acquisition described in Item 2.01 of this Form 8-K, Powerwave issued 17.7 million shares of its common stock, par value $0.0001 per share, to Filtronic. These shares were issued without registration under the Securities Act of 1933, as amended, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

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ITEM 7.01 REGULATION FD DISCLOSURE

On October 16, 2006, Powerwave issued a press release announcing the closing of the Filtronic Wireless Acquisition under the Acquisition Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

The combined balance sheets of the Wireless Infrastructure business of Filtronic plc as of May 31, 2006 and 2005, and the related combined statements of income and of cash flows for the years then ended are attached hereto as Exhibit 99.2.

(b) Pro Forma Financial information

Unaudited pro forma condensed combined financial statements reflecting the acquisition of Filtronic’s Wireless Infrastructure Division business are attached hereto as Exhibit 99.3.

(d) Exhibits

The following exhibit is furnished as part of this Report:

Exhibit Number	Description
23.1	Consent of KPMG Audit Plc, Independent Auditor
99.1	Press Release dated October 16, 2006
99.2	Audited financial statements listed in item 9.01(a) above
99.3	Pro forma financial statements listed in item 9.01(b) above

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2006	POWERWAVE TECHNOLOGIES, INC.

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of KPMG Audit Plc, Independent Auditor
99.1	Press Release dated October 16, 2006
99.2	Audited financial statements listed in item 9.01(a) above
99.3	Pro forma financial statements listed in item 9.01(b) above

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